UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 6, 2017

Commission File Number:  0-23636

Hawthorn Bancshares, Inc.
(Exact name of registrant as specified in its charter.)

Missouri
(State or other jurisdiction of incorporation or organization)
43-1626350
(IRS Employer Identification No.)

132 East High Street, PO Box 688, Jefferson City, Missouri 65102
(Address of principal executive offices)

573-761-6117
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08 Shareholder Director Nominations.

The Board of Directors of Hawthorn Bancshares, Inc. announced that at the Company's June 6, 2017 Annual Meeting of Shareholders, Kathleen L. Bruegenhemke was elected as a Class I director and Philip D. Freeman was re-elected as a Class I director to serve three-year terms expiring 2020.

Shareholders also approved ratification of the appointment of KPMG, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017 and they approved a nonbinding resolution concerning compensation paid to the Company's executives.

Shareholders also defeated a shareholder proposal to require that the responsibilities of the Chairman of the Board of Directors be separated from the responsibilities of the Chief Executive Officer.

Item 9.01 Financial Statements and Exhibits.

The full text of this press release is furnished as an exhibit to this report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hawthorn Bancshares, Inc.

Date:   June 7, 2017
By:	/s/ David T. Turner

Name: David T. Turner
Title: Chairman, CEO & President

Exhibit Index

Exhibit No.	Description
EX-99.1	Hawthorn Bancshares Announces Results of 2017 Annual Meeting